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                            PRUDENTIAL MUNICIPAL BOND FUND

                                   *** CLASS C ***

                                       EXHIBIT
                                  YIELD CALCULATION

                                    AS OF  4/30/97

                        YIELD = 2 * [([(a - b)/(c * d)] + 1)^6 - 1]

                        a  = dividends & interest earned during the period

                        b  = expenses accrued for the period

                        c = average daily number of shares o/s during the period entitled to receive dividends

                        d  = maximum offering price per share

                      Base period = 30 days

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                        High Yield          Insured        Intermediate
                          Series            Series            Series
                        ----------          -------        ------------
         a    =         $48,674.26          $4,133.42      $1,115.18

         b    =         $9,670.85           $958.78        $388.86

         c    =         850,556.252         81,168.360     24,234.759

         d    =         $10.84              $10.91         $10.59

       YIELD  =         5.13%               4.34%          3.42%

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    TAX EQUIVALENT YIELD =   t / 1 - 39.6%

t  =  THE PORTION OF THE YIELD WHICH IS
      DERIVED FROM TAX EXEMPT INCOME

   TAX EQUIVALENT YIELD = 8.49%             7.19%          5.66%